                       CUSTODIAN CONTRACT
                             Between
                ACM GOVERNMENT INCOME FUND, INC.
                               and
               STATE STREET BANK AND TRUST COMPANY



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                        TABLE OF CONTENTS

                                                             Page

1.    Employment of Custodian and Property to be Held
      By It..................................................

2.    Duties of the Custodian with Respect to Property
      of the Fund Held by the Custodian in the United
      States.................................................

      2.1     Holding Securities.............................
      2.2     Delivery of Securities.........................
      2.3     Registration of Securities ....................
      2.4     Bank Accounts..................................
      2.5     Investment and Availability of Federal
              Funds..........................................
      2.6     Collection of Income...........................
      2.7     Payment of Fund Monies.........................
      2.8     Liability for Payment in Advance of
              Receipt of Securities Purchased................
      2.9     Appointment of Agents..........................
      2.10    Deposit of Securities in Securities
              System.........................................
      2.10A   Fund Assets Held in the Custodians'
              Direct Paper System............................
      2.11    Segregated Account.............................
      2.12    Ownership Certificates for Tax Purposes........
      2.13    Proxies........................................
      2.14    Communications Relating to Fund Portfolio
              Securities.....................................
      2.15    Reports to Fund by Independent Public
              Accountants....................................

3.    Duties of the Custodian with Respect to Property
      of the Fund Held Outside of the United States..........

      3.1     Appointment of Foreign Sub-Custodians..........
      3.2     Assets to be Held..............................
      3.3     Foreign Securities Depositories................
      3.4     Segregation of Securities......................
      3.5     Agreements with Foreign Banking
              Institutions...................................
      3.6     Access of Independent Accountants of the
              Fund...........................................
      3.7     Reports by Custodian...........................
      3.8     Transactions in Foreign Custody Account........
      3.9     Liability of Foreign Sub-Custodians......
      3.10    Monitoring Responsibilities....................
      3.11    Branches of U.S. Banks.........................


                               (i)



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4.    Proper Instructions....................................

5.    Actions Permitted Without Express Authority............

6.    Evidence of Authority..................................

7.    Duties of Custodian with Respect to the Books of
      Account and Calculations of Net Asset Value and
      Net Income.............................................

8.    Records ...............................................

9.    Opinion of Fund's Independent Accountant...............

10.   Compensation of Custodian..............................

11.   Responsibility of Custodian............................

12.   Effective Period, Termination and Amendment......

13.   Successor Custodian....................................

14.   Interpretive and Additional Provisions.................

15.   Massachusetts Law to Apply.............................

16.   Prior Contracts........................................


























                              (ii)



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                       CUSTODIAN CONTRACT

         This Contract between ACH Government Income Fund, Inc.,

a corporation organized and existing under the laws of Maryland,

having its principal place of business at 1345 Avenue of the

America, New York, New York 10105, hereinafter called the 'Fund",

and State Street bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin

Street, Boston, Massachusetts, 02110, hereinafter called the

"Custodian",

         WITNESSETH: That in consideration of the mutual

covenants and agreements hereinafter contained, the parties

hereto agree as following:

1.       Employment of Custodian and Property to be Held by It

         The Fund hereby employs the Custodian as the custodian

of its assets, including securities it desires to be held in places within the United States ("domestic securities") and

securities it desires to be held outside the United States

("foreign securities) pursuant to the provisions of the Articles of Incorporation.  The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income,

payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock, $.01 par value ("Shares") of the Fund as any be issued or sold from time to time.  The




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Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

         Upon receipt of "Proper Instructions" (within the

meaning of Article 4) the Custodian shall from time to time

employ one or more sub-custodians located In the United States.

but only in accordance with an applicable vote by the board of

Directors of the Fund, and provided that the Custodian shall have no more or less responsibility or liability to the Fund on

account of any actions or omissions of any sub-custodian so

employed than any such sub-custodian has to the Custodian. The

Custodian may employ as sub-custodian for the Fund's securities and other assets the foreign banking institutions and foreign securities depositories designated in Schedule "A" hereto but only in accordance with the provisions of Article 3.

2.       Duties of the Custodian with Respect to Property of the

Fund Held By the Custodian In the United States

2.1      Holding Securities.  The Custodian shall hold and

         physically segregate for the account of the Fund all

         non-cash property, to be held by it in the United

         States, including all domestic securities owned by the

         Fund, other than securities which are maintained

         pursuant to Section 2.10 in a clearing agency which acts

         as a securities depository or in a book-entry system

         authorized by the U.S. Department of the Treasury,

         collectively referred to herein as "Securities System";




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         and commercial paper of an issuer for which State Street

         Bank and Trust Company acts as Issuing and paying agent

         ("Direct Paper") which to deposited and/or maintained to

         the Direct Paper System of the Custodian pursuant to

         Section 2.10.A.

2.2      Delivery of Securities. The Custodian shall release and

         deliver domestic securities owned by the Fund held by

         the Custodian or in a Securities System account of the

         Custodian or in the Custodian's Direct Paper book entry

         system account ("Direct Paper Account") only upon

         receipt of Proper Instructions, which way be continuing

         instructions when deemed appropriate by the parties, and

         only in the following cases:

              1)   Upon sale of such securities for the account

                   of the Fund and receipt of payment therefor;

              2)   Upon the receipt of payment in connection with

                   any repurchase agreement related to such

                   securities entered Into by the Fund;

              3)   In the case of a sale effected through a

                   Securities System, in accordance with the

                   provisions of Section 2.10 hereof;

              4)   To the depository agent in connection with

                   tender or other similar offers for portfolio

                   securities of the Fund;






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              5)   To the Issuer thereof or its agent when such

                   securities are called, redeeming retired or

                   otherwise become payable; provided that, in

                   any such case, the cash or other consideration

                   to be delivered to the Custodian;

              6)   To the Issuer thereof, or its agent, for

                   transfer into the name of the Fund or into the

                   name of any nominee or nominees of the

                   Custodian or into the name or nominee came of

                   any agent appointed pursuant to Section 2.9 or

                   into the name or nominee name of any sub-

                   custodian appointed pursuant to Article 1; or

                   for exchange for a different number of bonds,

                   certificates or other evidence representing

                   the same aggregate face amount or number of

                   units; provided that, in any such came, the

                   new securities are to be delivered to the

                   Custodian;

              7)   Upon the sale of such securities for the

                   account of the Fund, to the broker or its

                   clearing agent, against a receipt, for

                   examination in accordance with "street

                   delivery" custom; provided that in any such

                   cameo the Custodian shall have no

                   responsibility or liability for any loss




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                   arising from the delivery of such securities

                   prior to receiving payment for such securities

                   except as any arise from the Custodian's own

                   negligence or willful misconduct;

              8)   For exchange or conversion pursuant to any

                   plan of merger, consolidation.

                   recapitalization, reorganization or

                   readjustment of the securities of the Issuer

                   of such securities, or pursuant to provisions

                   for conversion contained In such securities,

                   or pursuant to any deposit agreement; provided

                   that, in any such case, the now securities and

                   cash, if any, are to be delivered to the

                   Custodian;

              9)   In the case of warrants, rights or similar

                   securities, the surrender thereof in the

                   exercise of such warrants, rights or similar

                   securities or the surrender of interim

                   receipts or temporary securities for

                   definitive securities; provided that, Ii any

                   such case, the new securities and cash, if

                   any, are to be delivered to the Custodian;

              10)  For delivery in connection with any loans of

                   securities made by the Fund, but only without

                   receipt of adequate collateral as agreed upon




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                   from time to time by the Custodian and the

                   Fund, which may be in the form of cash or

                   obligations issued by the United States

                   government, its agencies or instrumentalities,

                   except that in connection with any loans for

                   which collateral to be credited to the

                   Custodian's account In the book-entry system

                   authorized by the U.S. Department of the

                   Treasury, the Custodian will not be held

                   liable or responsible for the delivery of

                   securities owned by the Fund prior to the

                   receipt of such collateral;

              11)  For delivery an security In connection with

                   any borrowings by the Fund requiring a pledge

                   of assets by the Fund, but only against

                   receipt of amounts borrowed;

              12)  For delivery in accordance with the provisions

                   of any agreement among the Fund, the Custodian

                   and a broker-dealer registered under the

                   Securities Exchange Act of 1934 (the "Exchange

                   Act") and a member of The National Association

                   of Securities Dealers, Inc. ("NASD"), relating

                   to compliance with the rules of The Options

                   Clearing Corporation and of any registered

                   national securities exchange, or of any




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                   similar organization or organizations,

                   regarding escrow or other arrangements in

                   connection with transactions by the Fund;

              13)  For delivery In accordance with the provisions

                   of any agreement among the Fund, the

                   Custodian, and a Futures Commission Merchant

                   registered under the Commodity Exchange Act,

                   relating to compliance with the rules of the

                   Commodity Futures Trading Commission and/or

                   any Contract Market, or any similar

                   organization or organizations, regarding

                   account deposits in connection with

                   transactions by the Fund;

              14)  For any other proper corporate purpose, but

                   only upon receipt of, in addition to Proper

                   Instructions, a certified copy of a

                   resolution of the Board of Directors or of

                   the Executive Committee signed by an officer

                   of the Fund and certified by the Secretary or

                   an Assistant Secretary, specifying the

                   securities to be delivered, setting forth the

                   purpose for which such delivery is to be made,

                   declaring such purpose to be a proper

                   corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3      Registration of Securities.  Domestic securities held by

         the Custodian (other than bearer securities) shall be

         registered in the name of the Fund or In the name of any

         nominee of the Fund or of any nominee of the Custodian

         which nominee shall be assigned exclusively to the Fund,

         unless the Fund ban authorized in writing the

         appointment of a nominee to be used in common with other

         registered Investment companies having the some

         investment adviser is the Fund, or in the name or

         nominee name of any agent appointed pursuant to Section

         2.9 or in the name or nominee name of any sub-custodian

         appointed pursuant to Article 1.  All securities

         accepted by the Custodian on behalf of the Fund under

         the terms of this Contract shall be in "street name" or

         other good delivery form.

2.4      Bank Accounts.  The Custodian shall open and maintain a

         separate bank account or accounts in the United States

         in the name of the Fund, subject only to draft or order

         by the Custodian acting pursuant to the terms of this

         Contract, and shall hold in much account or accounts,

         subject to the provisions hereof, all cash received by

         it from or for the account of the Fund other than cash

         maintained by the Fund in a bank account established and




                                8




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         used in accordance with Rule 17f-3 under the Investment

         Company Act of 1940.  Funds held by the Custodian for

         the Fund may be deposited by it to its credit an

         Custodian in the Banking Department of the Custodian or

         in such other banks or trust companies as it may in its

         discretion deem necessary or desirable; provided,

         however, that every such bank or trust company shall be

         qualified to act an a custodian under the Investment

         Company Act of 1940 and that each such bank or trust

         company and the funds to be deposited with each such

         bank or trust company shall be approved by vote of a

         majority of the Board of Directors of the Fund.  Such

         funds shall be deposited by the Custodian in its

         capacity as Custodian and shall be withdrawable by the

         Custodian only in that capacity.

2.5      Investment and Availability of Federal Funds.  Upon

         mutual agreement between the Fund and the Custodian, the

         Custodian shall, upon the receipt of Proper

         Instructions, make federal funds available to the Fund

         as of specified times agreed upon from time to time by

         the Fund and the Custodian in the amount of checks

         received in payment for Shares of the Fund which are

         deposited into the Fund's account.

2.6      Collection of Income.  The Custodian shall collect on a

         timely basis all income and other payments with respect




                                9




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         to United States registered securities held hereunder to

         which the Fund shall be entitled either by law or

         pursuant to custom in the securities business, and shall

         collect an a timely basis all income and other payments

         with respect to United States bearer securities if, an

         the date of payment by the issuer, such securities are

         held by the Custodian or its agent thereof and shall ink

         credit such Income, am collected. to the Fund's

         custodian account. Without limiting the generality of

         the foregoing, the Custodian shall detach and present

         for payment all coupons and other Income items requiring

         presentation, as and when they become due and shall

         collect Interest when due on securities held hereunder.

         Income due the Fund on United States securities loaned

         pursuant to the provisions of Section 2.2 (10) shall be

         the responsibility of the Fund.  The Custodian will have

         no duty or responsibility In connection therewith. other

         than to provide the Fund with such Information or data

         as may be necessary to assist the Fund in arranging for

         the timely delivery to the Custodian of the income to

         which the Fund Is properly entitled.

2.7)     Payout Of Fund Monies.  Upon receipt of Proper

         Instructions, which may be continuing instructions when

         deemed appropriate by the parties, the Custodian shall

         pay out monies of the Fund in the following cases only:




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              1)   Upon the purchase of domestic securities,

                   options, futures contracts or options on

                   futures contracts for the account of the Fund

                   but only (a) against the delivery of such

                   securities or evidence of title to such

                   options, futures contracts or options on

                   futures contracts to the Custodian (or any

                   bank, banking firm or trust company doing

                   business in the United States or abroad which

                   in qualified under the Investment Company Act

                   of 1940, as amended, to act as a custodian and

                   has been designated by the Custodian as its

                   agent for this purpose) registered in the name

                   of the Fund or in the name of a nominee of the

                   Custodian referred to in Section 2.3 hereof or

                   in proper form for transfer; (b) in the case

                   of a purchase affected through a Securities

                   System, in accordance with the conditions set

                   forth in Section 2.10 hereof or (c) in the

                   case of a purchase involving the Direct Paper

                   System, in accordance with the conditions set

                   forth in Section 2.10k; or (d) in the case of

                   repurchase agreements entered into between the

                   Fund and the Custodian, or another bank, or a

                   broker-dealer which to a member of NASD,

                   (i) against delivery of the securities either

                   in certificate form or through to entry

                   crediting the Custodian's account at the

                   Federal Reserve Bank with much securities or

                   (ii) against delivery of the receipt

                   evidencing purchase by the Fund of securities

                   owned by the Custodian along with written

                   evidence of the agreement by the Custodian to

                   repurchase such securities from the Fund;

              2)   In connection with conversion, exchange or

                   surrender of securities owned by the Fund as

                   set forth in Section 2.2 hereof;

              3)   For the payment of any expense or liability

                   incurred by the Fund, including but not

                   limited to the following payments for the

                   account of the Fund: interest, taxes,

                   management, accounting, transfer agent and

                   legal fees, and operating expenses of the Fund

                   whether or not such expenses are to be in

                   whole or part capitalized or treated as

                   deferred expenses;

              4)   For the payment of any dividends declared

                   pursuant to the governing documents of the

                   Fund;






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

              5)   For payment of the amount of dividend received

                   in respect of securities sold short;

              6)   For any other proper purpose, but only upon

                   receipt of.  In addition to Proper

                   Instructions, a certified copy of a resolution

                   of the Board of Directors or of the Executive

                   Committee of the Fund signed by an officer of

                   the Fund and certified by its Secretary or an

                   Assistant Secretary specifying the amount of

                   such payment, setting forth the purpose for

                   which such payment is to be made, declaring

                   such purpose to be a proper purpose and naming

                   the person or persons to whom such payment is

                   to be made.

2.8      Liability for Payment in Advance of Receipt of

         Securities Purchased.  In any and every case where

         payment for purchase of domestic securities for the

         account of the Fund is made by the Custodian in advance

         of receipt of the securities purchased in the absence of

         specific written instructions from the Fund to so pay in

         advance, the Custodian shall be absolutely liable to the

         Fund for such securities to the same extent as if the

         securities had been received by the Custodian.

2.9      Appointment of Agents.  The Custodian may at any time or

         times in its discretion appoint (and may at any time




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         remove) any other bank or trust company which to itself

         qualified under the Investment Company Act of 1940, as

         amended, to act as a custodian, as its agent to carry

         out such of the provisions of this Article 2 as the

         Custodian say from time to time direct; provided,

         however, that the appointment of any agent shall not

         relieve the Custodian of its responsibilities or

         liabilities hereunder.

2.10     Deposit of Securities In Securities Systems.  The

         Custodian way deposit and/or maintain domestic

         securities owned by the Fund In a clearing agency

         registered with the Securities and Exchange Commission,

         under Section 17A of the Securities Exchange Act of

         1934, which acts as securities depository, or in the

         book-entry system authorized by the U.S. Department of

         the Treasury and certain federal agencies, collectively

         referred to herein an "Securities System" in accordance

         with applicable Federal Reserve Board and Securities and

         Exchange Commission rules and regulations, if any, and

         subject to the following provision;

              1)   The Custodian may keep domestic securities of

                   the Fund in a Securities System provided that

                   such securities are represented in an account

                   ("Account") of the Custodian in the Securities

                   System which shall not include any assets of




                               14




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                   the Custodian other than assets held as a

                   fiduciary, custodian or otherwise for

                   customers;

              2)   The records of the Custodian with respect to

                   domestic securities of the Fund which are

                   maintained in a Securities System shall

                   identify by book-entry those securities

                   belonging to the Fund;

              3)   The Custodian shall pay for domestic

                   securities purchased for the account of the

                   Fund upon (1) receipt of advice from the

                   Securities System that such securities have

                   been transferred to the Account, and (ii) the

                   making of an entry on the records of the

                   Custodian to reflect such payment and transfer

                   for the account of the Fund.  The Custodian

                   shall transfer domestic securities sold for

                   the account of the Fund upon (i) receipt of

                   advice from the Securities System that payment

                   for such securities has been transferred to

                   the Account, and (ii) the making of an entry

                   on the records of the Custodian to reflect

                   such transfer and payment for the account of

                   the Fund.  Copies of all advices from the

                   Securities System of transfers of domestic




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                   securities for the account of the Fund shall

                   identify the Fund, be maintained for the Fund

                   by the Custodian and be provided to the Fund

                   at its request. Upon request, the Custodian

                   shall furnish the Fund confirmation of each

                   transfer to or from the account of the Fund in

                   the form of a written advice or notice and

                   shall furnish to the Fund copies of daily

                   transaction shoots reflecting each day's

                   transactions to the Securities System for the

                   account of the Fund.

              4)   The Custodian shall provide the Fund with any

                   report obtained by the Custodian on the

                   Securities System's accounting system,

                   internal accounting control and procedures for

                   safeguarding domestic securities deposited In

                   the Securities System;

              5)   The Custodian shall have received the initial

                   or annual certificate, an the case may be,

                   required by Article 12 hereof;

              6)   Anything to the contrary in this Contract

                   notwithstanding, the Custodian shall be liable

                   to the Fund for any lose or damage to the Fund

                   resulting from use of the Securities System by

                   reason of any negligence, misfeasance or




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                   misconduct of the Custodian or any of its

                   agents or of any of Its or their employees or

                   from failure of the Custodian or any such

                   agent to enforce effectively such rights as it

                   may have against the Securities System; at the

                   election of the Fund, it shall be entitled to

                   be subrogated to the rights of the Custodian

                   with respect to any claim against the

                   Securities System or any other person which

                   the Custodian may have as a consequence of any

                   such loss or damage if and to the extent that

                   the Fund has not been made whole for any such

                   loss or damage.

2.10.A   Fund Assets Held in the Custodian's Direct Paper System.

         The Custodian may deposit and/or maintain securities

         owned by the Fund In the Direct Paper System of the

         Custodian subject to the following provisions:

              1)   No transaction relating to securities in the

                   Direct Paper System will be effected in the

                   absence of Proper Instructions;

              2)   The Custodian say keep securities of the Fund

                   In the Direct Paper System only if such

                   securities are represented in an account

                   ("Account") of the Custodian in the Direct

                   Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for

                   customers;

              3)   The records of the Custodian with respect to

                   securities of the Fund which are maintained in

                   the Direct Paper System shall identify by

                   book-entry those securities belonging to the

                   Fund;

              4)   The Custodian shall pay for securities

                   purchased for the account of the Fund upon the

                   making of an entry on the records of the

                   Custodian to reflect such payment and transfer

                   of securities to the account of the Fund. The

                   Custodian shall transfer securities sold for

                   the account of the Fund upon the making of an

                   entry on the records of the Custodian to

                   reflect such transfer and receipt of payment

                   for the account of the Fund;

              5)   The Custodian shall furnish the Fund

                   confirmation of each transfer to or from the

                   account of the Fund, In the form of a written

                   advice or notice, of Direct Paper on the next

                   business day following such transfer and shall

                   furnish to the Fund copies of daily

                   transaction sheets reflecting each day's




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

                   transaction In the Securities System for the

                   account of the Fund;

              6)   The Custodian shall provide the Fund with any

                   report on its system of Internal accounting

                   control as the Fund may reasonably request

                   from time to time.

2.11     Segregated Account.  The Custodian shall upon receipt of

         Proper Instructions establish and maintain a segregated

         account or accounts for and on behalf of the Fund, into

         which account or accounts may be transferred cash and/or

         securities, including securities maintained in an

         account by the Custodian pursuant to Section 2.10

         hereof, (i) in accordance with the provisions of any

         agreement among the Fund, the Custodian and a broker-

         dealer registered under the Exchange Act and a member of

         the NASD (or any futures commission merchant registered

         under the Commodity Exchange Act), relating to

         compliance with the rules of The Options Clearing

         Corporation and of any registered national securities

         exchange (or the Commodity Futures Trading Commission or

         any registered contract market), or of any similar

         organization or organizations, regarding escrow or other

         arrangements in connection with transactions by the

         Fund, (ii) for purposes of segregating cash or

         government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold

         by the Fund, (iii) for the purposes of compliance by the

         Fund with the procedures required by Investment Company

         Act Release No. 10666, or any subsequent release or

         releases of the Securities and Exchange Commission

         relating to the maintenance of segregated accounts by

         registered Investment companies and (iv) for other

         proper corporate purposes, but only, in the case of

         clause (iv) upon receipt of, in addition to Proper

         Instructions, a certified copy of a resolution of the

         Board of Directors or of the Executive Committee signed

         by an officer of the Fund and certified by the Secretary

         or an Assistant Secretary, setting forth the purpose or

         purposes of such segregated account and declaring much

         purposes to be proper corporate purposes.

12.12    Ownership Certificates for Tax Purposes.  The Custodian

         shall execute ownership and other certificates and

         affidavits for all federal and state tax purposes in

         connection with receipt of income or other payments with

         respect to domestic securities of the Fund held by it

         and In connection with transfers of such securities.

2.13     Proxies.  The Custodian shall, with respect to the

         domestic securities held hereunder, cause to be promptly

         executed by the registered bolder of such securities, if the securities are registered otherwise than In the name of the Fund or a nominee of the Fund, all proxies,

         without indication of the manner in which such proxies

         are to be voted, and shall promptly deliver to the Fund

         such proxies, all proxy soliciting materials and all

         notices relating to such securities.

2.14     Communications Relating to Fund Portfolio Securities.

         The Custodian shall transmit promptly to the Fund all

         written Information (including, without limitation,

         pendency of calls and maturities of domestic securities

         and expirations of rights in connection therewith and

         notices of exercise of call and put options written by

         the Fund and the maturity of futures contracts purchased

         or sold by the Fund) received by the Custodian from

         Issuers of the domestic securities being held for the

         Fund.  With respect to tender or exchange offers, the

         Custodian shall transmit promptly to the Fund all

         written information received by the Custodian from

         issuers of the domestic securities whose tender or

         exchange is sought and from the party (or his agents)

         making the tender exchange offer, if the Fund desires to

         take action with respect to any tender offer, exchange

         offer or any other similar transaction, the Fund shall

         notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

2.15.    Reports to Fund by Independent Public Accountants.  The

         Custodian shall provide the Fund, at such times as the

         Fund may reasonably require, with reports by independent

         public accountants on the accounting system, internal

         accounting control and procedures for safeguarding

         securities, futures contracts and options on futures

         contracts, including domestic securities deposited

         and/or maintained in a Securities System, relating to

         the services provided by the Custodian under this

         Contract; such reports shall be of sufficient scope and

         in sufficient detail, as may reasonably be required by

         the Fund, to provide reasonable assurance that any

         material inadequacies would be disclosed by such

         examination, and, if there are no such inadequacies, the

         reports shall so state.

3.       Duties of the Custodian with Respect to Property of the

         Fund Held Outside of the United States.

3.1      Appointment of Foreign Sub-Custodians.  The Custodian is

         authorized and Instructed to employ as sub-custodians

         for the Fund's securities and other assets maintained

         outside of the United States the foreign banking

         institutions and foreign securities depositories

         designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions",

         together with a certified resolution of the Fund's Board

         of Directors, the Custodian and the Fund say agree to

         amend Schedule A hereto from time to time to designate

         additional foreign banking institutions and foreign

         securities depositories to act an sub-custodians.  Upon

         receipt of Proper Instructions from the Fund the

         Custodian shall cease the employment of any one or more

         of such sub-custodians for maintaining custody of the

         Fund's assets.

3.2      Assets to be Held.  The Custodian shall limit the

         securities and other assets maintained in the custody of

         the foreign sub-custodians to: (a) "foreign securities",

         as defined in paragraph (c)(1) of Rule 17f-5 under the

         Investment Company Act of 1940, and (b) cash and cash

         equivalents in such amounts as the Custodian or the Fund

         may determine to be reasonably necessary to effect the

         Fund's foreign securities transactions.

3.3      Foreign Securities Depositories.  Except as may

         otherwise be agreed upon in writing by the Custodian and

         the Fund, assets of the Fund shall be maintained in

         foreign securities depositories only through

         arrangements implemented by the foreign banking

         institutions serving as sub-custodians pursuant to the

         terms hereof.

3.4      Segregation of Securities.  The Custodian shall identify

         on its books as belonging to the Fund, the foreign

         securities of the Fund held by each foreign sub-

         custodian.  Each agreement pursuant to which the

         Custodian employs a foreign banking institution shall

         require that such institution establish a custody

         account for the Custodian on behalf of the Fund and

         physically segregate in that account securities and

         other assets of the Fund, and, in the event that such

         institution deposits the Fund's securities in a foreign

         securities depository, that it shall identify on its

         books as belonging to the Custodian, as agent for the

         Fund, the securities so deposited (all collectively

         referred to as the "Account").

3.5      Agreements with Foreign Banking Institutions.  Each

         agreement with a foreign banking institution shall be

         substantially in the form set forth in Exhibit 1 hereto

         and shall provide that: (a) the Fund's assets will not

         be subject to any right, charge, security interest, lien

         or claim of any kind in favor of the foreign banking

         institution or its creditors, except a claim of payment

         for their safe custody or administration; (b) beneficial

         ownership for the Fund's assets will be freely

         transferable without the payment of money or value other

         than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Fund; (d) officers of or auditors employed by, or

         other representatives of the Custodian, including to the

         extent permitted under applicable law the independent

         public accountants for the Fund, will be given access to

         the books and records of the foreign banking institution

         relating to its actions under its agreement with the

         Custodian; and (e) assets of the Fund held by the

         foreign sub-custodian will be subject only to the

         instructions of the Custodian or its agents.

3.6      Access of Independent Accountants of the Fund.  Upon

         request of the Fund, the Custodian will use its best

         efforts to arrange for the independent accountants of

         the Fund to be afforded access to the books and records

         of any foreign banking institution employed as a foreign

         sub-custodian insofar an such books and records relate

         to the performance of such foreign banking institutions

         under its agreement with the Custodian.

3.7      Reports by Custodian.  The Custodian will supply to the

         Fund from time to time, as mutually agreed upon,

         statements in respect of the securities and other assets

         of the Fund held by foreign sub-custodians, including

         but not limited to an identification of entities having

         possession of the Fund's securities and other assets and

         advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf

         of the Fund indicating, as to securities acquired for

         the Fund, the identity of the entity having physical

         possession of such securities.

3.8      Transactions In Foreign Custody Account.  (a) Upon

         receipt of Proper Instructions, which may be continuing

         instructions when deemed appropriate by the parties, the

         Custodian shall make or cause its foreign sub-custodian

         to transfer, exchange or deliver foreign securities

         owned by the Fund, but except to the extent explicitly

         provided herein only in any of the cases specified in

         Section 2.2.

         (b) Upon receipt of Proper Instructions, which may be

         continuing instructions when deemed appropriate by the

         parties the Custodian shall pay out or cause its foreign

         sub-custodians to pay out monies of the Fund, but except

         to the extent explicitly provided herein only in any of

         the cases specified in Section 2.7.

         (c) Notwithstanding any provision of this Contract to

         the contrary, settlement and payment for securities

         received for the account of the Fund and delivery of

         securities maintained for the account of the Fund may be

         effected in accordance with the customary or established

         securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation,

         delivering securities to the purchaser thereof or to a

         dealer therefor (or an agent for such purchaser or

         dealer) against a receipt with the expectation of

         receiving later payment for such securities from such

         purchaser or dealer. (d) Securities maintained in the

         custody of a foreign sub-custodian may be maintained in

         the name of such entity's nominee to the same extent as

         set forth in Section 2.3 of this Contract and the Fund

         agrees to hold any such nominee harmless from any

         liability as a holder of record of such securities.

3.9      Liability of Foreign Sub-Custodians.  Each agreement

         pursuant to which the Custodian employs a foreign

         banking institution as a foreign sub-custodian shall

         require the institution to exercise reasonable care in

         the performance of its duties and to indemnify, and hold

         harmless, the Custodian and Fund from and against any

         loss, damage, cost, expense, liability or claim arising

         out of or in connection with the institution's

         performance of such obligations. At the election of the

         Fund, it shall be entitled to be subrogated to the

         rights of the Custodian with respect to any claims

         against a foreign banking institution as a consequence

         of any such loss, damage, toot, expense, liability or claim if and to the extent that the Fund has not been made whole for any such lose, damage, cost, expense,

         liability or claim.

3.10     Monitoring Responsibilities.  The Custodian shall

         Furnish annually to the Fund, during the month of June,

         information concerning the foreign sub-custodians

         employed by the Custodian. Such information shall be

         similar in kind and scope to that furnished to the Fund

         in connection with the initial approval of this

         Contract. In addition, the Custodian will promptly

         inform the Fund in the event that the Custodian learns

         of a material adverse change in the financial condition

         of a foreign sub-custodian or is notified by a foreign

         banking institution employed as a foreign sub-custodian

         that there appears to be a substantial likelihood that

         its shareholders' equity will decline below $200 million

         (U.S. dollars or the equivalent thereof) or that its

         shareholders' equity has declined below $200 million (in

         each case computed in accordance with generally accepted

         U.S. accounting principles).

3.11     Branches of U.S. Banks.  Except as otherwise set forth

         in this Contract, the provisions hereof shall not apply

         where the custody of the Fund assets maintained in a

         foreign branch of a banking institution which is a

         "bank" as defined by Section 2(a) (5) of the Investment

         Company Act of 1940 which meets the qualification set

         forth in Section 26(a) of said Act. The appointment of

         any such branch as a sub-custodian shall be governed by

         Article I of this Contract.

4.       Proper Instructions

         Proper Instructions as used herein means a writing

         signed or initialed by one or more person or persons as

         the Board of Directors shall have from time to time

         authorized. Each such writing shall set forth the

         specific transaction or type of transaction involved,

         including a specific statement of the purpose for which

         such action it requested.  Oral instructions will be

         considered Proper Instructions if the Custodian

         reasonably believes them to have been given by a person

         authorized to give such instructions with respect to the

         transaction involved. The Fund shall cause all oral

         instructions to be confirmed in writing. Upon receipt of

         a certificate of the Secretary or an Assistant Secretary

         as to the authorization by the Board of Directors of the

         Fund accompanied by a detailed description of procedures

         approved by the Board of Directors, Proper Instructions

         may include communications effected directly between

         electro-mechanical or electronic devices provided that

         the Board of Directors and the Custodian are satisfied that such procedures afford adequate safeguards for the

         Fund's assets.

5.       Actions Permitted Without Express Authority

         The Custodian may in its discretion, without express

         authority from the Fund:

         1)   make payments to itself or others for minor

         expenses of handling securities or other similar items

         relating to its duties under this Contract, provided

         that all such payments shall be accounted for to the

         Fund;

         2)   surrender securities in temporary form for

         securities in definitive form;

         3)   endorse for collection, in the name of the Fund,

         checks, drafts and other negotiable instruments; and

         4)   in general, attend to all non-discretionary details

         in connection with the sale, exchange, substitution,

         purchase, transfer and other dealings with the

         securities and property of the Fund except an otherwise

         directed by the Board of Directors of the Fund.

6.       Evidence of Authority

         The Custodian shall be protected in acting upon any

instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or or behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of

Directors of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

7.       Duties of Custodian with Respect to the Books of Account

and Calculation of Net Asset Value and Net Income

         The Custodian shall cooperate with and supply necessary

information to the entity or entities appointed by the Board of

Directors of the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the

Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate weekly the net income of the Fund as described in the Fund's currently effective prospectus and shall advise the

Fund and the Transfer Agent weekly of the total amounts of such net income and, if instructed in writing by an officer of the

Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the weekly income of the Fund shall be made at the time or tines described from time to time in the Fund's currently effective prospectus.

8.       Records

         The Custodian shall create and maintain all records

relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the

Investment Company Act of 1940, with particular attention to

Section 31 thereof and Rules 31a-1 and 31a-2 thereunder,

applicable federal and state tax laws and any other law or

administrative rules or procedures which may be applicable to the

Fund.  All such records shall be the property of the Fund and shall at all times during the regular business hours of the

Custodian be open for inspection by duly authorized officers,

employees or agents of the Fund and employees and agents of the

Securities and Exchange Commission. The Custodian shall, at the

Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when

requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include

certificate numbers in such tabulations.

9.       Opinion of Fund's Independent Accountant

         The Custodian shall take all reasonable action, as the

Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the

preparation of the Fund's Form N-2, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

10.      Compensation of Custodian

         The Custodian shall be entitled to reasonable

compensation for its services and expenses as Custodian, as

agreed upon from time to time between the Fund and the Custodian.

11.      Responsibility of Custodian

         So long as and to the extent that it is in the exercise

of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this

Contract and shall be held harmless in acting upon any notice,

request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of

reasonable care in carrying out the provisions of this Contract,

but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         The Custodian shall be liable for the acts or omissions

of a foreign banking institution appointed pursuant to the

provisions of Article 3 to the same extent as set forth in

Article 1 hereof with respect to sub-custodians located in the

United States and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign

securities depository or a branch of a U.S. bank as contemplated by paragraph 3.11 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Fund to maintain custody or any securities or cash of the Fund in a foreign country including, but not limited to, losses resulting from nationalization, expropriation currency restrictions, or sets of war or terrorism.

         If the Fund requires the Custodian to take any action

with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian,

result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the

Custodian to take such action, shall provide indemnity to the

Custodian in an amount and form satisfactory to it.

         If the Fund requires the Custodian to advance cash or

securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges,

expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the

Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

12.      Effective Period, Termination and Amendment

         This Contract shall become effective as of its

execution, shall continue in full force and effect until

terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed,

postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Fund has approved the initial use of a particular Securities System and the receipt of an

annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by the Fund of such Securities System, an required in each case by Rule 17f-4 under the Investment Company Act of 1940, an amended and that the

Custodian shall not act under Section 2.10.A hereof in the

absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors has approved the initial use of the Direct Paper System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by the Fund of the Direct Paper System; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, and further provided, that the

Fund may at any time by action of its Board of Directors (i)

substitute another bank or trust company for the Custodian by giving notice an described above to the Custodian, or (ii)

immediately terminate this Contract in the event of the

appointment of a conservator or receiver for the Custodian by the

Comptroller of the Currency or upon the happening of a like event at the  direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Fund shall pay to

the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

13.      Successor Custodian

         If a successor custodian shall be appointed by the Board

of Directors of the Fund, the Custodian shall, upon termination,

deliver to such successor custodian at the office of the

Custodian, duly endorsed and in the form for transfer, all

securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.

         If no such successor custodian shall be appointed, the

Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order Designating a

successor custodian or certified copy of a vote of the Board of

Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the

Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company

Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than

$25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the

Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

         In the event that securities, funds and other properties

remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of

Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities,

funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

14.      Interpretive and Additional Provisions

         In connection with the operation of this Contract, the

Custodian and the Fund may from time to time agree on such

provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both

parties and shall be annexed hereto, provided that no such

interpretive or additional provisions shall contravene any

applicable federal or state regulations or any provision of the

Articles of Incorporation of the Fund. No interpretive or

additional provisions made an provided in the preceding sentence shall be deemed to be an amendment of this Contract.

15.      Massachusetts Law to Apply

         This Contract shall be construed and the provisions

thereof interpreted under and in accordance with laws of The

Commonwealth of Massachusetts.

16.      Prior Contracts

        This Contract supersedes and terminates, as of the date

hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets,

         IN WITNESS WHEREOF, each of the parties has caused this

instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as

of the               day of           , 1987.



ATTEST                       ACM GOVERNMENT INCOME FUND, INC.


__________________________   By_________________________________


ATTEST                       STATE STREET BANK AND TRUST COMPANY


__________________________   By_________________________________
   Assistant Secretary                 Vice President

                           Schedule A


        The following foreign banking institutions and foreign securities depositories have been approved by the Board of Directors of ACH Government Income Fund, Inc. for use as sub-custodians for the Fund's securities and other assets:

           (Insert banks and securities depositories)

                            EXHIBIT 1
                       CUSTODIAN AGREEMENT


To:



Gentlemen:

         The undersigned ("State Street") hereby requests that you (the Bank) establish a custody account and a cash account for each custodian/employee benefit plan identified in the Schedule attached to this Agreement and each additional account which is identified to this Agreement. Each such custody or cash account as applicable will be referred to herein as the "Account" and will be subject to the following terms and conditions:

1. The Bank shall hold as agent for State Street and shall physically segregate in the Account such cash, bullion, coin, stocks, shares, bonds, debentures, notes and other securities and other property which is delivered to the Bank for that State Street Account (the "Property").

2.       a.   Without the prior approval of State Street it will
              not deposit securities in any securities depository or utilize a clearing agency, incorporated or organized under the laws of a country other than the United States, unless such depository or clearing house operates the central system for handling of securities or equivalent book-entries in that country or operates a transnational system for the central handling of securities or equivalent book-entries;

         b. When securities held for an Account are deposited in a securities depository or clearing agency by the Bank, the Bank shall identify on its books as belonging to State Street as agent for such Account, the securities so deposited.

 3.      The Bank represents that either:

         a. It currently has stockholders' equity in excess of $200 million (U.S. dollars or the equivalent of U.S. dollars computed in accordance with generally accepted U.S. accounting principles) and will promptly inform State Street in the event that there appears to be a substantial likelihood that its stockholders' equity will decline below $200 million, or in any event, at such time as its stockholders' equity in fact decline below $200 million; or

         b. It is the subject of an exemptive order issued by the United States Securities and Exchange Commission, which such order permits State Street to employ the Bank as a subcustodian, notwithstanding that fact that the Bank's stockholders' equity is currently below $200 million or may in the future decline below $200 million due to currency fluctuation.

4. Upon the written instructions of State Street, as permitted by Paragraph 8, the Bank is authorized to pay cash from the Account and to sell, assign, transfer, deliver or exchange, or to purchase for the Account, any and all stocks, shares, bonds, debentures, notes and other securities ("Securities"), bullion, coin and any other property, but only as provided in such written instructions. The bank shall not be held liable for any act or omission to act on instructions given on purported to be given should there be any err in such instructions.

5.       Unless the Bank receives written instructions of State
         Street to the contrary, the Bank is authorized:

         a. To promptly receive and collect all income and principal with respect to the Property and to credit cash receipts to the Account;

         b. To promptly exchange securities where the exchange is purely ministerial (including without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the securities themselves);

         c. To promptly surrender securities at maturity or when called for redemption upon receiving payment therefor;

         d. Whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, the Bank will endeavor to obtain State Street Bank's instructions, but should these not be received in time for the Bank to take timely action, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the Account;

         e. To hold registered in the name of the nominee of the Bank or its agents such Securities as are ordinarily held in registered form;

         f. To execute to State Street's name for the Account, whenever the Bank deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property;
              and

         g. To pay or cause to be paid from the Account any and all taxes and levies in the nature of taxes imposed on such assets by any governmental authority and shall use reasonable efforts, to promptly reclaim any foreign withholding tax relating to the Account.

6. If the Bank shall receive any proxies, notices, reports or other communications relative to any of the Securities of the Account in connection with tender offers, reorganization, mergers, consolidations, or similar events which may have an impact upon the issuer thereof, the Bank shall promptly transmit any such communication to State Street Bank by means as will permit State Street Bank to take timely action with respect thereto.

7. The Bank is authorized in its discretion to appoint brokers and agents in connection with the Bank's handling of transactions relating to the Property provided that any such appointment shall not relieve the Bank of any of its responsibilities or liabilities hereunder.

8. Written instructions shall include (i) instructions in writing signed by such persons as are designated in writing by State Street; (ii) telex or tested telex instructions of State Street; (iii) other forms of instruction in computer readable form as shall be customarily utilized for the transmission of like information; and (iv) such other forms of communication as from time to time shall be agreed upon by State Street and the Bank.

9. The Bank shall supply periodic reports with respect to the safekeeping of assets held by it under this agreement. The content of such reports shall include but not be limited to any transfer to or from any account held by the Bank hereunder and such other information as State Street may reasonably request.

10. In addition to its obligations under Section 2B hereof, the Bank shall maintain such other records as may be necessary to identify the assets hereunder as belonging to each custodian/employee benefit plan identified in our Schedule attached to this agreement and each additional account which is identified to this agreement.

11. The Bank agrees that its books and records relating to its actions under this Agreement shall be opened to the physical, on-premises inspection and audit at reasonable times by officers of, auditors employed by or other representatives of State Street (including to the extent permitted under law the independent public accountants for any entity whose Property is being held hereunder) and shall be retained for such period as shall be agreed by State Street and the Bank.

12. The Bank shall be entitled to reasonable compensation for its services and expenses as custodian under this Agreement, as agreed upon from time to time by the Bank and State Street.

13. The Rank shall exercise reasonable care in the performance of its duties, as are set forth or contemplated herein or contained in instructions given to the Bank which are not contrary to this Agreement, shall maintain adequate insurance and agrees to indemnify and hold harmless, State Street and each Account from and against at loss, damage, cost, expense, liability or claim arising out of or in connection with the Bank's performance of its obligations hereunder.

 14. The bank agrees (i) the property held hereunder is not subject to any right, charge, security interest, lien or claim of any kind in favor of the Bank or any of its agents or its creditors except a claim of payment for their safe custody and administration and (ii) the beneficial ownership of the property shall be freely transferable without the payment of money or other value other than for safe custody or administration.

15.      The bank agrees to meet State Street Operating
         Requirements (See Exhibit A).

16.      This Agreement may be terminated by the Bank or State
         Street by 60 days' written notice to the other, sent by registered mail or express courier. The Bank, upon the


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

         date this Agreement terminates pursuant to notice which has been given in a timely fashion, shall deliver the Property to the beneficial owner unless the Bank has received from the beneficial owner 60 days' prior to the date on which this Agreement is to be terminated written instructions of State Street specifying the name(s) of the person(s) to whom the Property shall be delivered.

17. The Bank and State Street shall each use its best efforts to maintain the confidentiality of the Property in each Account, subject, however, to the provisions of any laws requiring the disclosure of the Property.

18. Unless otherwise specified in this Agreement, all notices with respect to matters contemplated by this Agreement shall be deemed duly given when received in writing or by confirmed telex by the Bank or State Street at their respective addresses set forth below, or at such other address as be specified in each case in a notice similarly given:


To State Street             Master Trust Division, Global Custody
                            STATE STREET BANC AND TRUST COMPANY
                            P.O. Box 1713
                            Boston. Massachusetts 02105
                            U.S.A.

To the Bank






19.      This Agreement shall be governed by and construed in
         accordance with the laws of              except to the
         extent that such laws are preempted by the laws of the United States of America.

         Please acknowledge your agreement to the foregoing by executing a copy of this letter.


                            Very truly yours.

                            STATE STREET BANK AND TRUST COMPANY

                            By:_________________________________
                            Vice President

                            Date:_______________________________

Agreed to by:


By:


Date:

































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00250065.AL1